EXHIBIT 4 (ddd)

             Assignment and Agreement between CRIIMI MAE Inc. and
                       CRIIMI MAE Financial Corporation II




                            ASSIGNMENT AND AGREEMENT

     THIS ASSIGNMENT AND AGREEMENT dated as of the 22nd day of September, 1995, by and between CRIIMI MAE INC., a Maryland Corporation ( Company ), and CRIIMI MAE FINANCIAL CORPORATION II, a Maryland Corporation ( Subsidiary ).

     1. Sale, Assignment and Transfer of Collateral. In consideration of payment of the purchase price as set forth in paragraph 2 below, Company hereby sells, assigns, transfers and conveys to Subsidiary all of the right, title and interest of Company in and to the securities referred to in Schedule I hereto and all the proceeds thereof (the Collateral ).

     2. Purchase Price for Collateral and Other Benefits. The purchase price of the Collateral hereby sold, assigned and transferred to Subsidiary is $237,777,630 plus $1,018,075 of accrued interest, all of which has been received by the Subsidiary from the sale of the Funding Note to Freddie Mac.

     3. Representation and Warranties of Company. Company represents and warrants to Subsidiary as follows:

          (a) Upon payment of the purchase price, the Company will hold good and marketable title to the Collateral assigned and will transfer to the Subsidiary free and clear of all mortgages, pledges, liens, claims, encumbrances, charges and security interests; and Company has the full right to assign and transfer such Collateral to the Subsidiary.

          (b) The sale, assignment and transfer of the Collateral pursuant to this Agreement is in the best interest of the Company and represents a reasonable and practicable course of action to improve the financial position of the Company without impairing the rights and interests of the creditors of the Company.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     4.   Representations and Warranties of  Subsidiary.   Subsidiary represents
and warrants to Company as follows:

          (a) The Subsidiary has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

          (b) The execution delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Subsidiary and this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Subsidiary enforceable in accordance with its terms.
     5. Reliance by Issuer and Underwriters. The Federal Home Loan Mortgage Corporation ( Freddie Mac ) and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be entitled to rely upon the validity and effectiveness of this Agreement and the representations and warranties contained herein.

     6. Entire Agreement. This Agreement and the Funding Note Purchase Agreement, dated September 22, 1995, among Company, Subsidiary and Freddie Mac and all documents, instruments, agreements, schedules and exhibits referred to herein and therein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, inducements and conditions, express or implied, oral or written of any nature whatsoever with respect to the subject matter hereof.

     7. Governing Law. This Assignment and Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              COMPANY:

                              CRIIMI MAE Inc.

                              By:    /s/ Cynthia O. Azzara
                                     ----------------------------------------
                              Title: Senior Vice President/Chief Financial
                                       Officer



                              SUBSIDIARY:

                              CRIIMI MAE Financial Corporation II

                              By:    /s/ Cynthia O. Azzara
                                     -----------------------------------------
                              Title: Senior Vice President/Chief Financial
                                       Officer

                              By:    /s/ Deborah A. Linn
                                     ---------------------------
                              Title: General Counsel